Exhibit 23.2












INDEPENDENT AUDITOR'S CONSENT




To the Board of Directors and Shareholders of Kirlin Holding Corp.


We hereby consent to the use in the Prospectus constituting part of the Registration Statement on Form S-3 of our report dated March 16, 2001 on the consolidated financial statements of Kirlin Holding Corp. and Subsidiaries as of December 31, 2000 and 1999. We also consent to the reference to our Firm under the caption "Experts" in such Prospectus.


/s/ Goldstein Golub Kessler LLP

GOLDSTEIN GOLUB KESSLER LLP
New York, New York

November 29, 2001